                         NOTICE OF GUARANTEED DELIVERY

                                      FOR

                        TENDER OF SHARES OF COMMON STOCK

                                       OF

                            CLINTRIALS RESEARCH INC.
                                       AT

                              $6.00 NET PER SHARE

             PURSUANT TO THE OFFER TO PURCHASE DATED MARCH 5, 2001

                                       BY

                            INDIGO ACQUISITION CORP.
                          A WHOLLY OWNED SUBSIDIARY OF

                        INVERESK RESEARCH (CANADA) INC.
                          A WHOLLY OWNED SUBSIDIARY OF

                        INVERESK RESEARCH GROUP LIMITED

  THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY
         TIME, ON MONDAY, APRIL 2, 2001, UNLESS THE OFFER IS EXTENDED.

     This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Offer (as defined below) (i) if certificates for the Shares (as defined below) are not immediately available, (ii) if the procedure for book-entry transfer cannot be completed prior to the Expiration Date (or the expiration of any Subsequent Offering Period) or (iii) if time will not permit all required documents to reach the Depositary prior to the Expiration Date (or the expiration of any Subsequent Offering Period). This Notice of Guaranteed Delivery may be delivered by hand, transmitted by facsimile or mailed to the Depositary and must include a guarantee by an Eligible Institution. See Section 3 of the Offer to Purchase. Capitalized terms used and not otherwise defined herein have meanings ascribed to them in the Offer to Purchase.
                        THE DEPOSITARY FOR THE OFFER IS:

                                 SUNTRUST BANK

                                                                         By Overnight, Certified or
      By First Class Mail:                 By Hand Delivery:               Express Mail Delivery:
          P.O. Box 4625                   58 Edgewood Avenue                 58 Edgewood Avenue
        Atlanta, GA 30302                      Room 225                           Room 225
                                           Atlanta, GA 30303                  Atlanta, GA 30303

                                      By Facsimile Transmission:
                                            (404) 865-5371

                                    Confirm Facsimile by Telephone
                                                 Only:
                                            (800) 568-3476

     DELIVERY OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OR VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

     THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:

     The undersigned hereby tenders to Indigo Acquisition Corp., a Delaware corporation ("Purchaser"), which is a wholly owned subsidiary of Inveresk Research (Canada) Inc., a corporation organized under the laws of Canada ("Inveresk Canada"), which in turn is a wholly owned subsidiary of Inveresk Research Group Limited, a company organized under the laws of Scotland ("Parent"), upon the terms and subject to the conditions set forth in Purchaser's Offer to Purchase dated March 5, 2001, (the "Offer to Purchase") and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer"), receipt of which is hereby acknowledged, the number of shares set forth below of common stock, par value $0.01 per share (the "Shares"), of ClinTrials Research Inc., a Delaware corporation (the "Company"), pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase.

Number of Shares:
--------------------------------------------------------------------------------

Name(s) of Record Holder(s):
--------------------------------------------------------------------------------
                                 (PLEASE PRINT)

Address(es):
--------------------------------------------------------------------------------
                               (INCLUDE ZIP CODE)

Area Code and Tel. No: (     )
--------------------------------------------------------------------------------

Certificate Nos. (if available):
--------------------------------------------------------------------------------

Taxpayer Identification or Social Security Number(s):
--------------------------------------------------------------------------------

Check box if Shares will be tendered by book-entry transfer:

[ ]  The Depository Trust Company

Signature(s):
--------------------------------------------------------------------------------

Account Number:
--------------------------------------------------------------------------------

Dated:
-------------------------------------------------

             THE GUARANTEE ON THE FOLLOWING PAGE MUST BE COMPLETED.

                                   GUARANTEE

                    (Not to be used for signature guarantee)

     The undersigned, a participant in the Security Transfer Agents Medallion Program, hereby guarantees to deliver to the Depositary, at one of its addresses set forth above, either the certificates representing the Shares tendered hereby, in proper form for transfer, or a Book-Entry Confirmation of a transfer of such Shares into the Depositary's account at The Depository Trust Company, in any such case together with a properly completed and duly executed Letter of Transmittal, or a manually signed facsimile thereof, with any required signature guarantees or an Agent's Message, and any other documents required by the Letter of Transmittal within three Nasdaq National Market trading days after the date of execution of this Notice of Guaranteed Delivery.

     The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in financial loss to such Eligible Institution.

Name of Firm:
--------------------------------------------------------------------------------
                                  (AUTHORIZED SIGNATURE)

Address:
--------------------------------------------------------------------------------
                                      (ZIP CODE)

Area Code and Tel. No: (   )
--------------------------------------------------------------------------------

Name:
--------------------------------------------------------------------------------

Title:
--------------------------------------------------------------------------------

Dated:                                    , 2001
-----------------------------------------

          NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. SHARE CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

                                        3